EXHIBIT 99.1

STRATA Skin Sciences Reports First Quarter 2017 Financial Results
Licensing of Two New Products Demonstrates Execution on Corporate Strategy

Conference call and webcast, today at 4:30 pm Eastern Time

Horsham, PA, May 11, 2017 — (NASDAQ: SSKN) STRATA Skin Sciences, Inc. ("STRATA") a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions, today reported financial results for the quarter ended March 31, 2017.

First Quarter and Recent Corporate Highlights
•	First quarter total revenues of $7.3 million, which included recurring XTRAC® revenue of $5.7 million, accounting for 78.8% of total revenues
•	Recurring XTRAC revenues were $5.7 million, up 3.7% year-over-year
•	Installed base of XTRAC systems in the U.S. expands to 791 systems placed, up 8.4% from 730 at the end of the first quarter 2016

"The first quarter saw continued progress on the commercial front as we continue to position STRATA for further growth. Both recurring revenues and XTRAC placements were up year over year. Business development is a key element of our corporate strategy and we were pleased to announce in March that STRATA is now the exclusive U.S. distributor of the differentiated best-in-class Ellipse line of lasers, with the Nordlys representing the latest in non-ablative fractionated laser technology," stated Frank McCaney, President and Chief Executive Officer of STRATA. "This agreement is consistent with our goal to become The Dermatological and Aesthetic Practice Partner, leveraging our existing infrastructure, including our current group of sales representatives, strong field service group, reimbursement capabilities and call center. We expect that the Nordlys laser will have an immediate positive impact on STRATA's financials and will contribute to overall sales and non-GAAP adjusted EBITDA for the balance of 2017."

"We have also added the STRATAPEN Product, which we have licensed from an OEM. This is a highly advantaged aesthetic dermatological product that is specifically developed for micropigmentation," added Mr. McCaney. "The STRATAPEN utilizes the patent-pending Biolock™ cartridge, which greatly reduces the risk of contamination, and also the patent-pending removable and autoclavable nosecone, further improving safety. Both the Nordlys laser and the STRATAPEN are excellent complements to our XTRAC system, where we continue to fine tune our business with the goal of better serving the needs of our customers and the marketplace."

Reported Financial Results
Revenues for the first quarter of 2017 were $7.3 million compared with revenues for the first quarter of 2016 of $7.6 million.

Net loss for the first quarter of 2016 was $2.2 million or ($1.03) per diluted share, which included other expense of $0.1 million for the change in fair value of warrant liability, $1.3 million in interest expense, $1.5 million in depreciation and amortization expenses and $0.1 million for income tax expense. This compares with a net loss for the first quarter of 2016 of

$1.4 million or ($1.30) per diluted share, which included other income of $2.0 million for the change in fair value of warrant liability, $1.2 million in interest expense and $1.7 million in depreciation and amortization expenses.

As of March 31, 2017, the Company had cash and cash equivalents of $3.8 million, compared with $3.9 million as of December 31, 2016.

Non-GAAP Measures
To supplement the Company's consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted EBITDA.

The Company's reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company's core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

	Three Months Ended March 31,
	2017	2016
	(in thousands) (Unaudited)
Net loss as reported	$(2,235)		$(1,437)
Adjustments:
Depreciation and amortization expense	1,542		1,684
Interest expense, net	569		532
Non-cash interest expense	777		686
Income taxes	70		66

Non-GAAP EBITDA	723		1,531

Stock-based compensation expense	52		170
Change in fair value of warrants	132		(1,985)

Non-GAAP adjusted EBITDA	$907	$	(284)

STRATA previously announced the scheduling of a conference call with investors to review the results of the first quarter. Following is the pertinent information for accessing that call.

Conference Call Detail:
Date:	Thursday, May 11
Time:	4:30 pm Eastern Time
Toll Free:	888.857.6930
International:	719.325.2432
Passcode:	3263032
Webcast:	www.strataskinsciences.com

Replays available through May 25, 2017:
Toll Free:	844.512.2921
International:	412.317.6671
Passcode:	3263032
Webcast:	www.strataskinsciences.com

About STRATA Skin Sciences, Inc.
(www.strataskinsciences.com)
STRATA Skin Sciences is a medical technology company focused on the therapeutic and aesthetic dermatology market. Its products include the XTRAC® laser and VTRAC® excimer lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions; the STRATAPEN™ MicroSystem, marketed specifically for the intended use of micropigmentation; and Nordlys, a multi-technology aesthetic laser device.

Trademarks
Ellipse and Nordlys are trademarks of Ellipse S/A, Horsholm, Denmark

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company's plans, objectives, expectations and intentions and may contain words such as "will," "may," "seeks," and "expects," that suggest future events or trends. These statements, including the Company's ability to generate the anticipated revenue stream, the Company's ability to generate sufficient cash flow to fund the Company's ongoing operations beginning at any time in the future, the public's reaction the Company's new advertisements and marketing campaign, and the Company's ability to build a leading franchise in dermatology and aesthetics, are based on the Company's current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company's expectations due to financial, economic, business, competitive, market, regulatory and political factors or conditions affecting the Company and the medical device industry in general, as well as more specific risks and uncertainties set forth in the Company's SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all of these forward-looking statements may prove to be incorrect or unreliable. The Company assumes no duty to update its forward-looking statements and urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contacts:
Christina L. Allgeier, Chief Financial Officer	Bob Yedid, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3267	646-597-6989
callgeier@strataskin.com	Bob@LifeSciAdvisors.com

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,763	$3,928
Accounts receivable, net	3,288	3,390
Inventories	2,670	2,817
Other current assets	804	617
Property and equipment, net	9,975	10,180
Goodwill and intangible assets, net	22,661	22,215
Other non-current assets, net	46	46
Total assets	$43,207	$43,193

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Long-term debt and other notes payable	$11,758	$11,805
Accounts payable and accrued current liabilities	4,420	3,845
Current portion of deferred revenues	334	235
Senior secured convertible debentures, net	12,695	12,028
Warrant liability	237	105
Other long-term liabilities	1,171	456
Stockholders' equity	12,592	14,719
Total liabilities and stockholders' equity	$43,207	$43,193

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended March 31,
	2017	2016

Revenues	$7,272	$7,620

Cost of revenues	2,733	3,422

Gross profit	4,539	4,198

Operating expenses:
Engineering and product development	475	525
Selling and marketing	3,150	3,710
General and administrative	1,601	2,101
	5,226	6,336

Operating loss before other income (expense), net	(687)	(2,138)

Other income (expense), net:
Interest expense, net	(1,346)	(1,218)
Change in fair value of warrant liability	(132)	1,985
	(1,478)	767

Loss before income taxes	(2,165)	(1,371)

Income tax expense	(70)	(66)

Net loss	$(2,235)	$(1,437)

Net loss per share:
Basic	$(1.03)	$(0.70)
Diluted	$(1.03)	$(1.30)

Shares used in computing net loss per share:
Basic	2,176,731	2,067,931
Diluted	2,176,731	2,661,585

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Three Months Ended March 31,
	2017	2016
Cash Flows From Operating Activities:
Net loss	$(2,235)	$(1,437)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,543	1,684
Stock-based compensation	52	170
Amortization of debt discount	723	639
Amortization of deferred financing costs	54	48
Change in fair value of warrant liability	132	(1,985)
Other	60	100
Changes in operating assets and liabilities:
Current assets	61	846
Current liabilities	428	(1,461)
Net cash provided by (used in) operating activities	818	(1,396)

Cash Flows From Investing Activities:
Lasers placed-in-service, net	(683)	(197)
Other	(200)	15
Net cash used in investing activities	(883)	(182)

Cash Flows From Financing Activities:
Proceeds from term debt	-	1,500
Other financing activities	(100)	(105)
Net cash provided by (used in) financing activities	(100)	1,395

Net decrease in cash and cash equivalents	(165)	(183)
Cash and cash equivalents, beginning of period	3,928	3,303

Cash and cash equivalents, end of period	$3,763	$3,120

Supplemental information:
Cash paid for interest	$540	$442

Supplemental information of non-cash investing and financing activities:
Conversion of senior secured convertible debentures into common stock	$56	$165
Recognition of warrants issued as debt discount	$-	$47
Acquisition of distributor rights asset and license liability	$900	$-